UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 9, 2001

FTD.COM INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-26779	36-4294509
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3113 Woodcreek Drive, Downers Grove, Illinois
60515
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (630) 724-6200

N/A

(Former Name or Former Address, if  Changed Since Last Report)

Item 2. ACQUISITION OR DISPOSITION OF ASSETS.

                On November 9, 2001, FTD.COM INC. (the “Company”) completed the acquisition of National Flora Inc. (“National Flora”) pursuant to an Asset Purchase Agreement dated as of November 7, 2001, by and among Gerald Stevens, Inc., National Flora and the Company (the “Asset Purchase Agreement”).  A copy of the Asset Purchase Agreement, without exhibits, is filed herewith as Exhibit 2.1 and is incorporated herein by reference.  National Flora is a leading direct marketer of flowers and specialty gifts.

                Pursuant to the terms of the Asset Purchase Agreement, the purchase price of the acquisition was approximately $9.0 million and was provided from the Company’s existing cash balances.  The assets acquired primarily consist of prepaid advertising expenses, National Flora’s rights under or in respect of contracts and agreements, National Flora’s customer base and goodwill.  The amount of the consideration was based on a variety of factors, including the value of comparable assets and the potential benefit to the stockholders of the Company.  The transaction will be accounted for using the purchase method of accounting.

                On November 12, 2001, the Company issued the press release filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

The required financial statements will be filed by amendment to this Form 8-K as soon as practicable, but in any event not later than 60 days after the date hereof.

(b)	PRO FORMA FINANCIAL INFORMATION.

The required pro forma financial information will be filed by amendment as soon as practicable, but in any event not later than 60 days after the date hereof.

(c)	EXHIBITS.

Exhibit
Number	Description

2.1	Asset Purchase Agreement dated as of November 7, 2001, by and among Gerald Stevens, Inc., National Flora, Inc. and FTD.COM INC.

99.1	Press Release dated November 12, 2001.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTD.COM INC.

		By:	/s/ Carrie A. Wolfe
Carrie A. Wolfe
Chief Financial Officer
Date:	November 26, 2001

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Asset Purchase Agreement dated as of November 7, 2001, by and among Gerald Stevens, Inc., National Flora, Inc. and FTD.COM INC.

99.1	Press Release dated November 12, 2001.